SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) June 12, 1997

                              HOME HOLDINGS INC.

            (Exact name of registrant as specified in its charter)

         Delaware               0-19347                 13-3584978
 (State of Incorporation)  (Commission file number)   (I.R.S. Employer
                                                      Identification No.)

             59 Maiden Lane, New York, New York        10038-4548
            (Address or principal executive office)    (Zip Code)

        Registrant's telephone number including area code (212) 530-6600


          Item 5.  Other Events

                    On June 13, 1997, the Registrant announced that it would not make an $11,637,500.00 dividend payment that came due on June 15, 1997 on the Registrant's 7-7/8% Senior Notes due December 15, 2003, 7-7/8% Senior Sinking Fund Notes due December 15, 2003 and 7% Senior Notes due December 15, 1998 (collectively, the "Notes"). Under the terms of the Notes, the Registrant has a 30 day grace period from June 15--the date that the interest payment comes due--before an "Event of Default" (as defined in the indentures related to the Notes) occurs. The Registrant will not make this interest payment because the Board of Directors of The Home Insurance Company, a New Hampshire domiciled property and casualty insurance company and the wholly-owned, principal subsidiary of the Registrant, voted on June 12, 1997 to defer a decision on whether to make a dividend payment to the Registrant.

          Item 7.  Financial Statements, Pro Forma Financial
                   Information and Exhibits

               (c)  Exhibits.

                    (99.1)    Press release issued on June 13, 1997.


                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HOME HOLDINGS INC.

          Dated: June 16, 1997     By:   /s/ Richard H. Hershman
                                       _____________________________
                                             Richard H. Hershman
                                   (Principal Financial and
                                   Accounting Officer through the
                                   Services Agreement, dated June
                                   12, 1995, between Risk
                                   Enterprise Management Limited, a
                                   Delaware corporation, and Home
                                   Insurance)